                                                                Exhibit 99


CONTACTS:

MEDIA:
- ------
Jonathan Williams
(412) 762-4550

INVESTORS:
- ----------
William H. Callihan
(412) 762-8257

                  PNC BANK CORP. EARNINGS INCREASE 28 PERCENT

            PITTSBURGH, July 15, 1996 -- PNC Bank Corp. (NYSE: PNC) today reported second quarter 1996 earnings increased 28% compared with the same period in 1995. Net income totaled $248.1 million or $0.72 per fully diluted share compared with $194.0 million or $0.56 per fully diluted share for the second quarter of 1995. Return on average assets and average common shareholders' equity improved to 1.38% and 17.33%, respectively, from 1.03% and 13.65% a year ago.

            "Our second quarter earnings were generated by solid performance from our major businesses including growth in fee-based revenues led by asset management, brokerage and corporate finance. This quarter's strong results also reflect the benefits of previous actions taken to reposition our balance sheet," said Thomas H. O'Brien, chairman and chief executive officer. "In addition, we continue to be enthusiastic about the progress of the Midlantic integration and the value this combination is creating for our shareholders."

SECOND QUARTER HIGHLIGHTS

          o Net interest income increased 15.9% and net interest margin widened 66 basis points to 3.72% compared with the second quarter of 1995.

          o Noninterest income before securities gains increased 13.1% excluding the impact of alliances in credit card and merchant services.


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
PNC Bank Corp. Earnings Increase 28 Percent                           Page 2


           o The efficiency ratio improved to 59.0% reflecting aggressive management of operating expenses.

           o Asset quality remained strong. Net charge-offs were 0.29% of average loans and consumer net charge-offs declined compared with the first quarter of 1996.

           o The integration of Midlantic's operations is proceeding on schedule and will be substantially completed by the end of the third quarter of 1996.

INCOME STATEMENT REVIEW

            Taxable-equivalent net interest income for the second quarter of 1996 increased $85.2 million to $619.9 million and net interest margin widened to 3.72% compared with $534.7 million and 3.06%, respectively, in the year-earlier period. The increase in net interest income was due to loan growth, the Chemical Bank, New Jersey acquisition and the balance sheet repositioning. The improvement in net interest margin is primarily due to a higher proportion of loans to earning assets and an increase in lower-cost consumer deposits relative to total sources of funds.

            Noninterest income increased 7.4% to $336.6 million for the second quarter of 1996 compared with the year-earlier period. Excluding the impact of alliances in credit card and merchant services, noninterest income before securities gains increased 13.1%.

            Asset management and trust revenue increased $15.4 million or 14.1% due to growth in mutual fund and personal trust services and an increase in the value of assets under administration. Discretionary assets totaled $104.5 billion at June 30, 1996 compared with $89.3 billion a year ago.

            Service fees increased 12.2% to $133.6 million. Deposit fees increased $14.1 million primarily due to growth in treasury management revenue and acquisitions. Brokerage and corporate finance fees increased 48.8% and 23.7%, respectively. Credit card and merchant services declined $11.0 million in the quarter-to-quarter comparison as a result of alliances with third parties for these businesses. Excluding this impact service fees increased 23.7%.


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
PNC Bank Corp. Earnings Increase 28 Percent                           Page 3


            Mortgage banking revenue declined in the comparison primarily due to lower servicing sales and the impact of an increasingly competitive market for mortgage originations. Mortgage originations totaled $1.6 billion in the second quarter of 1996 and, at June 30, 1996, the corporation serviced $40.6 billion of mortgages, including $28.1 billion serviced for others. Other noninterest income increased $12.6 million to $38.8 million, primarily due to higher venture capital income.

            Noninterest expense increased 4.0% compared with the second quarter of 1995 due to acquisitions, investments in alternative delivery capabilities and incentive compensation related to higher levels of fee-based revenue. The increases were partially offset by lower Federal deposit insurance premiums. Excluding acquisitions, noninterest expense declined slightly in the comparison. The efficiency ratio improved to 59.0% for the second quarter of 1996 compared with 64.0% a year ago.

BALANCE SHEET REVIEW

            Average earning assets declined $3.1 billion to $66.4 billion compared to the second quarter of 1995. The decline results from the corporation's initiative to downsize the securities portfolio and reduce associated wholesale funding. Average securities declined $8.4 billion to $14.7 billion which represents 22.2% of average earning assets compared with 33.3% a year ago.

            Average loans increased $4.4 billion to $49.2 billion, representing 74.1% of average earning assets compared with 64.4% a year ago. Excluding acquisitions, average loans increased 5.0% in the comparison. Consumer loan growth was tempered by competitive pricing pressures and the corporation's assessment of national asset quality trends in consumer lending.

            Average deposits increased $1.0 billion to $45.4 billion for the second quarter of 1996. Higher levels of retail deposits from acquisitions were partially offset by lower wholesale liabilities. Excluding acquisitions and wholesale deposits, average deposits increased 1.3% in the comparison. Average deposits represented 62.6% of total sources of funds in the second quarter of 1996 compared with 58.9% a year ago.


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
PNC Bank Corp. Earnings Increase 28 Percent                           Page 4


            The corporation's asset quality remained strong during the second quarter of 1996. The allowance for credit losses was $1.2 billion at June 30, 1996, representing 312% of nonperforming loans compared with 273% at June 30, 1995. Net charge-offs were $36 million, or 0.29% of average loans in the second quarter of 1996 compared with $26 million and 0.23%, respectively, a year ago. Consumer net charge-offs were 0.79% compared with 0.90% in the first quarter of 1996 and 0.52% a year ago. Nonperforming assets declined to $509 million at June 30, 1996, compared with $673 million at the end of the second quarter 1995. The ratio of nonperforming assets to total loans and foreclosed assets was 1.03% at June 30, 1996 and 1.47% at June 30, 1995.

            Shareholders' equity totaled $5.8 billion or $17.07 per common share at June 30, 1996. The leverage capital ratio was 6.96%, and Tier I and total risk-based capital ratios are estimated to be 8.5% and 12.0%, respectively. During the second quarter of 1996, approximately 1.6 million common shares were repurchased as part of a systematic program for employee benefit and dividend reinvestment plans.

YEAR-TO-DATE RESULTS

            Net income for the first six months of 1996 totaled $486.4 million or $1.41 per fully diluted share compared with $373.5 million or $1.08 per fully diluted share for the first six months of 1995. Return on average assets and average common shareholders' equity were 1.36% and 16.99%, respectively, compared with 1.00% and 13.24%, respectively, for the first six months of 1995.

            PNC Bank Corp., headquartered in Pittsburgh, is one of the largest financial services organizations in the United States, with banking subsidiaries in Pennsylvania, New Jersey, Delaware, Ohio, Kentucky, Indiana, Massachusetts, and Florida. Its major businesses include consumer banking, corporate banking, mortgage banking, real estate banking and asset management.


                           [TABULAR MATERIAL FOLLOWS]


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

PNC BANK CORP. AND SUBSIDIARIES                                         Page 5
Consolidated Financial Highlights


                                                                                  Three months ended         Six months ended
                                                                                        June 30                  June 30
                                                                                --------------------------------------------------
                                                                                     1996         1995          1996         1995
- ----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE (Dollars in thousands, except per share data)
   Net interest income (taxable-equivalent basis)                                $619,926     $534,741    $1,236,034   $1,085,877
   Net income                                                                     248,050      193,953       486,370      373,500
   Fully diluted earnings per common share                                            .72          .56          1.41         1.08
   Return on average total assets                                                    1.38%        1.03%         1.36%        1.00%
   Return on average common shareholders' equity                                    17.33        13.65         16.99        13.24
   Net interest margin                                                               3.72         3.06          3.72         3.12
   After-tax profit margin                                                          25.93        22.87         25.68        22.17
   Efficiency ratio                                                                 59.00        63.99         59.65        65.06

AVERAGE BALANCES (In millions)
   Assets                                                                         $72,440      $75,343       $72,087      $75,092
   Earning assets                                                                  66,356       69,495        66,030       69,490
   Loans, net of unearned income                                                   49,191       44,765        48,908       44,240
   Securities                                                                      14,740       23,137        14,779       23,558
   Deposits                                                                        45,379       44,365        45,465       44,018
   Shareholders' equity                                                             5,767        5,727         5,766        5,719
- ----------------------------------------------------------------------------------------------------------------------------------


                                                                                  June 30     March 31   December 31      June 30
As of or for the three months ended                                                  1996         1996          1995         1995
- ----------------------------------------------------------------------------------------------------------------------------------
PERIOD-END BALANCES (In millions)
   Assets                                                                         $71,961      $72,668       $73,404      $76,519
   Earning assets                                                                  65,234       66,041        66,772       69,623
   Loans, net of unearned income                                                   49,223       48,800        48,653       45,491
   Securities                                                                      14,107       14,692        15,839       22,397
   Deposits                                                                        44,852       45,621        46,899       46,177
   Shareholders' equity                                                             5,832        5,786         5,768        5,793

SELECTED RATIOS
   Capital ratios
     Leverage                                                                        6.96%        6.90%         6.37%        6.79%
     Common shareholders' equity to assets                                           8.08         7.94          7.83         7.55
     Average common shareholders' equity to average assets                           7.94         8.01          7.76         7.51
   Asset quality ratios
     Net charge-offs to average loans                                                 .29          .28           .45          .23
     Nonperforming loans to loans                                                     .77          .76           .74         1.05
     Nonperforming assets to loans and foreclosed assets                             1.03         1.10          1.10         1.47
     Nonperforming assets to total assets                                             .71          .74           .73          .88
     Allowance for credit losses to loans                                            2.42         2.51          2.59         2.86
     Allowance for credit losses to nonperforming loans                            312.19       328.88        351.68       272.54
   Book value per common share
     As reported                                                                   $17.07       $16.88        $16.87       $17.24
     Excluding net unrealized securities gains/losses                               17.49        17.16         16.79        17.35
- ----------------------------------------------------------------------------------------------------------------------------------


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                       Page 6
Consolidated Statement of Income


                                                                                 Three months ended          Six months ended
                                                                                       June 30                   June 30
                                                                              ----------------------------------------------------
In thousands, except per share data                                                 1996         1995          1996         1995
- ----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                         $971,829     $927,370     $1,952,665   $1,814,791
Securities                                                                       232,251      337,595        469,693      682,999
Other                                                                             39,062       29,678         76,122       58,130
                                                                              ----------------------------------------------------
   Total interest income                                                       1,243,142    1,294,643      2,498,480    2,555,920

INTEREST EXPENSE
Deposits                                                                         351,891      390,754        722,874      748,475
Borrowed funds                                                                   107,702      226,279        220,159      437,246
Notes and debentures                                                             172,769      154,788        337,810      308,097
                                                                              ----------------------------------------------------
   Total interest expense                                                        632,362      771,821      1,280,843    1,493,818
                                                                              ----------------------------------------------------
   Net interest income                                                           610,780      522,822      1,217,637    1,062,102
Provision for credit losses                                                                     1,500                       3,000
                                                                              ----------------------------------------------------
   Net interest income less provision for credit losses                          610,780      521,322      1,217,637    1,059,102

NONINTEREST INCOME
Asset management and trust                                                       124,515      109,151        245,392      199,519
Service fees                                                                     133,598      119,091        263,867      240,563
Mortgage banking                                                                  35,758       50,858         71,740       95,581
Net securities gains                                                               3,904        7,966          6,847        9,220
Other                                                                             38,810       26,184         70,301       53,924
                                                                              ----------------------------------------------------
   Total noninterest income                                                      336,585      313,250        658,147      598,807

NONINTEREST EXPENSE
Staff expense                                                                    284,281      265,415        562,938      528,816
Net occupancy and equipment                                                       92,182       84,537        185,465      171,271
Intangible asset and MSR amortization                                             28,062       23,855         51,726       47,190
Federal deposit insurance                                                          3,435       24,217          6,625       48,537
Other                                                                            156,362      144,639        323,214      300,200
                                                                              ----------------------------------------------------
   Total noninterest expense                                                     564,322      542,663      1,129,968    1,096,014
                                                                              ----------------------------------------------------
   Income before income taxes                                                    383,043      291,909        745,816      561,895
Applicable income taxes                                                          134,993       97,956        259,446      188,395
                                                                              ----------------------------------------------------
   Net income                                                                   $248,050     $193,953       $486,370     $373,500
                                                                              ----------------------------------------------------

EARNINGS PER COMMON SHARE
Primary                                                                             $.72         $.57          $1.42        $1.09
Fully diluted                                                                        .72          .56           1.41         1.08

CASH DIVIDENDS DECLARED PER COMMON SHARE                                             .35          .35            .70          .70

AVERAGE COMMON SHARES OUTSTANDING
Primary                                                                          343,022      337,458        342,949      339,608
Fully diluted                                                                    347,343      342,479        347,306      345,057
- ----------------------------------------------------------------------------------------------------------------------------------


                                                               -more-

PNC BANK CORP. AND SUBSIDIARIES                                        Page 7
Details of Net Interest Income


                                                                                   Three months ended         Six months ended
Taxable-equivalent basis                                                                June 30                   June 30
                                                                                ---------------------------------------------------
In thousands                                                                           1996         1995         1996         1995
- -----------------------------------------------------------------------------------------------------------------------------------
Interest income/expense before hedging activities
    Interest income                                                              $1,224,852   $1,314,090   $2,461,129   $2,592,922
    Loan fees                                                                        20,828       21,354       45,285       40,943
    Taxable-equivalent adjustment                                                     9,146       11,919       18,397       23,775
                                                                                --------------------------------------------------
      Total interest income                                                       1,254,826    1,347,363    2,524,811    2,657,640
    Interest expense                                                                632,229      762,064    1,279,426    1,479,475
                                                                                --------------------------------------------------
      Net interest income before hedging activities                                 622,597      585,299    1,245,385    1,178,165
Effect of hedging activities on
    Interest income                                                                  (2,538)     (40,801)      (7,934)     (77,945)
    Interest expense                                                                    133        9,757        1,417       14,343
                                                                                --------------------------------------------------
      Total effect of hedging activities                                             (2,671)     (50,558)      (9,351)     (92,288)
                                                                                --------------------------------------------------
      Net interest income                                                          $619,926     $534,741   $1,236,034   $1,085,877
- -----------------------------------------------------------------------------------------------------------------------------------


Three months ended
Taxable-equivalent basis                                               June 30     March 31  December 31  September 30      June 30
In thousands                                                              1996         1996         1995          1995         1995
- ------------------------------------------------------------------------------------------------------------------------------------
Interest income/expense before hedging activities
    Interest income                                                 $1,224,852   $1,236,277   $1,318,461    $1,312,720   $1,314,090
    Loan fees                                                           20,828       24,457       17,965        23,115       21,354
    Taxable-equivalent adjustment                                        9,146        9,251       11,077        11,790       11,919
                                                                   -----------------------------------------------------------------
      Total interest income                                          1,254,826    1,269,985    1,347,503     1,347,625    1,347,363
    Interest expense                                                   632,229      647,197      739,819       760,001      762,064
                                                                   -----------------------------------------------------------------
      Net interest income before hedging activities                    622,597      622,788      607,684       587,624      585,299
Effect of hedging activities on
    Interest income                                                     (2,538)      (5,396)     (36,424)      (42,326)     (40,801)
    Interest expense                                                       133        1,284        7,435         6,489        9,757
                                                                   -----------------------------------------------------------------
      Total effect of hedging activities                                (2,671)      (6,680)     (43,859)      (48,815)     (50,558)
                                                                   -----------------------------------------------------------------
      Net interest income                                             $619,926     $616,108     $563,825      $538,809     $534,741
- ------------------------------------------------------------------------------------------------------------------------------------


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                         Page 8
Details of Net Interest Margin


                                                                                     Three months ended        Six months ended
                                                                                           June 30                   June 30
                                                                                     ----------------------------------------------
Taxable-equivalent basis                                                               1996        1995         1996         1995
- -----------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid before hedging activities
   Book-basis yield on earning assets                                                  7.37%       7.49%        7.44%        7.46%
   Effect of loan fees                                                                  .12         .12          .14          .12
   Taxable-equivalent adjustment                                                        .06         .07          .06          .07
                                                                                     ----------------------------------------------
     Taxable-equivalent yield on earning assets                                        7.55        7.68         7.64         7.65
   Rate on interest-bearing liabilities                                                4.59        5.09         4.67         5.03
                                                                                     ----------------------------------------------
     Interest rate spread                                                              2.96        2.59         2.97         2.62
   Noninterest-bearing sources                                                          .78         .77          .78          .76
                                                                                     ----------------------------------------------
     Net interest margin before hedging activities                                     3.74        3.36         3.75         3.38
   Effect of hedging activities on
     Interest income                                                                   (.02)       (.23)        (.03)        (.22)
     Interest expense                                                                               .07                       .04
                                                                                     ----------------------------------------------
       Total effect of hedging activities                                              (.02)       (.30)        (.03)        (.26)
                                                                                     ----------------------------------------------
         Net interest margin                                                           3.72%       3.06%        3.72%        3.12%
- -----------------------------------------------------------------------------------------------------------------------------------


Three months ended                                                       June 30   March 31  December 31  September 30    June 30
Taxable-equivalent basis                                                    1996       1996         1995          1995       1995
- -----------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid before hedging activities
   Book-basis yield on earning assets                                      7.37%       7.51%       7.50%        7.49%        7.49%
   Effect of loan fees                                                      .12         .15         .10          .13          .12
   Taxable-equivalent adjustment                                            .06         .06         .06          .07          .07
                                                                         ----------------------------------------------------------
     Taxable-equivalent yield on earning assets                            7.55        7.72        7.66         7.69         7.68
   Rate on interest-bearing liabilities                                    4.59        4.74        4.98         5.11         5.09
                                                                         ----------------------------------------------------------
     Interest rate spread                                                  2.96        2.98        2.68         2.58         2.59
   Noninterest-bearing sources                                              .78         .79         .79          .79          .77
                                                                         ----------------------------------------------------------
     Net interest margin before hedging activities                         3.74        3.77        3.47         3.37         3.36
   Effect of hedging activities on
     Interest income                                                       (.02)       (.03)       (.20)        (.24)        (.23)
     Interest expense                                                                   .01         .05          .04          .07
                                                                         ----------------------------------------------------------
       Total effect of hedging activities                                  (.02)       (.04)       (.25)        (.28)        (.30)
                                                                         ----------------------------------------------------------
         Net interest margin                                               3.72%       3.73%       3.22%        3.09%        3.06%
- -----------------------------------------------------------------------------------------------------------------------------------


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                      Page 9
Details of Noninterest Income


                                                                                   Three months ended        Six months ended
                                                                                           June 30                 June 30
                                                                                  ----------------------------------------------
In thousands                                                                           1996       1995         1996        1995
- --------------------------------------------------------------------------------------------------------------------------------
Asset management and trust
   Asset management services                                                        $24,284    $20,811      $49,933     $33,324
   Mutual fund services                                                              45,671     39,325       89,657      71,174
   Trust                                                                             54,560     49,015      105,802      95,021
                                                                                  ----------------------------------------------
     Total asset management and trust                                               124,515    109,151      245,392     199,519
Service fees

   Deposit                                                                           72,403     58,326      137,921     116,713
   Brokerage                                                                         15,344     10,311       28,986      19,653
   Consumer                                                                          14,370     11,839       27,828      24,165
   Corporate finance                                                                 16,106     13,021       29,521      25,405
   Credit card and merchant services                                                    282     11,321        9,200      26,652
   Insurance                                                                          6,872      6,062       13,644      11,468
   Other                                                                              8,221      8,211       16,767      16,507
                                                                                  ----------------------------------------------
     Total service fees                                                             133,598    119,091      263,867     240,563
Mortgage banking
   Servicing                                                                         30,443     29,772       59,481      60,898
   Marketing                                                                          4,683     11,414       11,277      12,753
   Sale of servicing                                                                    632      9,672          982      21,930
                                                                                  ----------------------------------------------
     Total mortgage banking                                                          35,758     50,858       71,740      95,581
Net securities gains                                                                  3,904      7,966        6,847       9,220
Other                                                                                38,810     26,184       70,301      53,924
                                                                                  ----------------------------------------------
   Total                                                                           $336,585   $313,250     $658,147    $598,807
- --------------------------------------------------------------------------------------------------------------------------------


Three months ended                                                     June 30    March 31 December 31 September 30      June 30
In thousands                                                              1996        1996        1995         1995         1995
- --------------------------------------------------------------------------------------------------------------------------------
Asset management and trust
   Asset management services                                           $24,284     $25,649     $18,890      $20,814      $20,811
   Mutual fund services                                                 45,671      43,986      42,349       40,829       39,325
   Trust                                                                54,560      51,242      50,285       47,474       49,015
                                                                     -----------------------------------------------------------
     Total asset management and trust                                  124,515     120,877     111,524      109,117      109,151
Service fees

   Deposit                                                              72,403      65,518      62,843       60,722       58,326
   Brokerage                                                            15,344      13,642      11,587       10,113       10,311
   Consumer                                                             14,370      13,458      14,821       14,437       11,839
   Corporate finance                                                    16,106      13,415      14,592       13,133       13,021
   Credit card and merchant services                                       282       8,918      10,888        9,649       11,321
   Insurance                                                             6,872       6,772       6,599        6,764        6,062
   Other                                                                 8,221       8,546       9,473        8,465        8,211
                                                                     -----------------------------------------------------------
     Total service fees                                                133,598     130,269     130,803      123,283      119,091
Mortgage banking
   Servicing                                                            30,443      29,038      28,488       30,215       29,772
   Marketing                                                             4,683       6,594       9,893       10,649       11,414
   Sale of servicing                                                       632         350       1,046       10,745        9,672
                                                                     -----------------------------------------------------------
     Total mortgage banking                                             35,758      35,982      39,427       51,609       50,858
Net securities gains (losses)                                            3,904       2,943    (288,958)          44        7,966
Other                                                                   38,810      31,491      30,490       54,273       26,184
                                                                     -----------------------------------------------------------
   Total                                                              $336,585    $321,562     $23,286     $338,326     $313,250
- --------------------------------------------------------------------------------------------------------------------------------


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                      Page 10
Details of Noninterest Expense


                                                                               Three months ended         Six months ended
                                                                                     June 30                   June 30
                                                                             ---------------------------------------------------
In thousands                                                                      1996         1995         1996          1995
- --------------------------------------------------------------------------------------------------------------------------------
Compensation                                                                  $234,542     $213,879     $462,775      $422,572
Employee benefits                                                               49,739       51,536      100,163       106,244
                                                                             ---------------------------------------------------
    Total staff expense                                                        284,281      265,415      562,938       528,816
Net occupancy                                                                   49,192       45,771       99,764        91,432
Equipment                                                                       42,990       38,766       85,701        79,839
Intangible asset and MSR amortization                                           28,062       23,855       51,726        47,190
Taxes other than income                                                         13,391       13,107       28,021        26,205
Federal deposit insurance                                                        3,435       24,217        6,625        48,537
Other                                                                          142,971      131,532      295,193       273,995
                                                                             ---------------------------------------------------
    Total                                                                     $564,322     $542,663   $1,129,968    $1,096,014
- --------------------------------------------------------------------------------------------------------------------------------


Three months ended                                                 June 30    March 31  December 31  September 30       June 30
In thousands                                                          1996        1996         1995          1995          1995
- --------------------------------------------------------------------------------------------------------------------------------
Compensation                                                      $234,542    $228,233     $221,645      $218,934      $213,879
Employee benefits                                                   49,739      50,424       45,317        50,345        51,536
                                                                 ---------------------------------------------------------------
    Total staff expense                                            284,281     278,657      266,962       269,279       265,415
Net occupancy                                                       49,192      50,572       42,424        46,542        45,771
Equipment                                                           42,990      42,711       45,639        40,188        38,766
Intangible asset and MSR amortization                               28,062      23,664       41,387        26,094        23,855
Taxes other than income                                             13,391      14,630       13,796        12,856        13,107
Federal deposit insurance                                            3,435       3,190        7,662         1,470        24,217
Other                                                              142,971     152,222      148,031       151,006       131,532
                                                                 ---------------------------------------------------------------
    Total noninterest expense before special charges               564,322     565,646      565,901       547,435       542,663
Special charges                                                                             259,926
                                                                 ---------------------------------------------------------------
    Total                                                         $564,322    $565,646     $825,827      $547,435      $542,663
- --------------------------------------------------------------------------------------------------------------------------------


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                        Page 11
Consolidated Balance Sheet


                                                                                            June 30   December 31        June 30
Dollars in millions, except par values                                                         1996          1995           1995
- -----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                      $3,232        $3,679         $3,446
Short-term investments                                                                          841         1,611            950
Loans held for sale                                                                           1,053           659            773
Securities available for sale                                                                14,107        15,839          3,261
Investment securities, fair value of $18,935                                                                              19,136
Loans, net of unearned income of $358, $403 and $393                                         49,223        48,653         45,491
   Allowance for credit losses                                                               (1,189)       (1,259)        (1,300)
                                                                                           ---------------------------------------
   Net loans                                                                                 48,034        47,394         44,191
Goodwill and other intangibles                                                                1,004           997            756
Mortgage servicing rights                                                                       323           268            280
Other                                                                                         3,367         2,957          3,726
                                                                                           ---------------------------------------
   Total assets                                                                             $71,961       $73,404        $76,519
                                                                                           ---------------------------------------
LIABILITIES
Deposits

   Noninterest-bearing                                                                      $10,245       $10,707         $9,458
   Interest-bearing                                                                          34,607        36,192         36,719
                                                                                           ---------------------------------------
     Total deposits                                                                          44,852        46,899         46,177
Borrowed funds
   Federal funds purchased                                                                    1,362         3,817          2,222
   Repurchase agreements                                                                      2,188         2,851          6,578
   Commercial paper                                                                             462           753            576
   Other                                                                                      3,070         1,244          3,893
                                                                                           ---------------------------------------
     Total borrowed funds                                                                     7,082         8,665         13,269
Notes and debentures                                                                         12,243        10,398          9,368
Other                                                                                         1,952         1,674          1,912
                                                                                           ---------------------------------------
   Total liabilities                                                                         66,129        67,636         70,726

SHAREHOLDERS' EQUITY
Preferred stock - $1 par value
   Authorized: 17,492,925, 17,529,342 and 17,562,360 shares
   Issued and outstanding: 812,367, 848,784 and 881,802 shares                                    1             1              1
Common stock - $5 par value
   Authorized: 450,000,000 shares
   Issued: 340,634,415, 340,863,348 and 344,648,895 shares                                    1,711         1,704          1,723
Capital surplus                                                                                 571           545            698
Retained earnings                                                                             3,817         3,571          3,717
Deferred benefit expense                                                                        (77)          (79)           (83)
Net unrealized securities gains (losses)                                                       (141)           26            (37)
Common stock held in treasury at cost: 1,630,612 and 9,724,594 shares                           (50)                        (226)
                                                                                           ---------------------------------------
   Total shareholders' equity                                                                 5,832         5,768          5,793
                                                                                           ---------------------------------------
   Total liabilities and shareholders' equity                                               $71,961       $73,404        $76,519
- ----------------------------------------------------------------------------------------------------------------------------------


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                        Page 12
Condensed Consolidated Average Balance Sheet


                                                                                  Three months ended         Six months ended
                                                                                        June 30                     June 30
                                                                                --------------------------------------------------
In millions                                                                         1996         1995          1996         1995
- ----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets

   Short-term investments                                                         $1,155       $1,042        $1,128       $1,187
   Securities available for sale                                                  14,740        3,754        14,779        3,978
   Investment securities                                                                       19,383                     19,580
   Loans, net of unearned income                                                  49,191       44,765        48,908       44,240
   Other interest-earning assets                                                   1,270          551         1,215          505
                                                                                --------------------------------------------------
     Total interest-earning assets                                                66,356       69,495        66,030       69,490
Other                                                                              6,084        5,848         6,057        5,602
                                                                                --------------------------------------------------
     Total assets                                                                $72,440      $75,343       $72,087      $75,092
                                                                                --------------------------------------------------
LIABILITIES
Interest-bearing liabilities

   Deposits                                                                      $35,383      $35,407       $35,627      $35,182
   Borrowed funds                                                                  7,816       14,140         7,819       14,018
   Notes and debentures                                                           11,904        9,586        11,487        9,848
                                                                                --------------------------------------------------
     Total interest-bearing liabilities                                           55,103       59,133        54,933       59,048
Noninterest-bearing deposits                                                       9,996        8,958         9,838        8,836
Other                                                                              1,574        1,525         1,550        1,489
                                                                                --------------------------------------------------
     Total liabilities                                                            66,673       69,616        66,321       69,373
SHAREHOLDERS' EQUITY                                                               5,767        5,727         5,766        5,719
                                                                                --------------------------------------------------
     Total liabilities and shareholders' equity                                  $72,440      $75,343       $72,087      $75,092
                                                                                --------------------------------------------------
COMMON SHAREHOLDERS' EQUITY                                                       $5,750       $5,660        $5,749       $5,651
- ----------------------------------------------------------------------------------------------------------------------------------


Three months ended                                                   June 30    March 31   December 31  September 30     June 30
In millions                                                             1996        1996          1995          1995        1995
- ----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets

   Short-term investments                                             $1,155      $1,102         $950           $815       $1,042
   Securities available for sale                                      14,740      14,818        9,349          3,222        3,754
   Investment securities                                                                       10,101         18,823       19,383
   Loans, net of unearned income
     Consumer                                                         13,243      13,370       13,188         11,822       11,603
     Residential mortgage                                             11,883      11,619       11,462         11,066       10,629
     Commercial                                                       17,190      16,806       16,590         15,914       15,620
     Commercial real estate                                            4,831       4,885        5,029          5,096        5,016
     Other                                                             2,044       1,945        2,035          1,748        1,897
                                                                    --------------------------------------------------------------
     Total loans, net of unearned income                              49,191      48,625       48,304         45,646       44,765
   Other interest-earning assets                                       1,270       1,160          977            952          551
                                                                    --------------------------------------------------------------
     Total interest-earning assets                                    66,356      65,705       69,681         69,458       69,495
Other                                                                  6,084       6,028        6,026          5,808        5,848
                                                                    --------------------------------------------------------------
     Total assets                                                    $72,440     $71,733      $75,707        $75,266      $75,343
                                                                    --------------------------------------------------------------
LIABILITIES
Interest-bearing liabilities

   Deposits                                                          $35,383     $35,872      $36,577        $35,945      $35,407
   Borrowed funds                                                      7,816       7,823       11,511         14,016       14,140
   Notes and debentures                                               11,904      11,068       10,637          8,829        9,586
                                                                    --------------------------------------------------------------
     Total interest-bearing liabilities                               55,103      54,763       58,725         58,790       59,133
Noninterest-bearing deposits                                           9,996       9,681        9,639          9,132        8,958
Other                                                                  1,574       1,525        1,450          1,542        1,525
                                                                    --------------------------------------------------------------
     Total liabilities                                                66,673      65,969       69,814         69,464       69,616
SHAREHOLDERS' EQUITY                                                   5,767       5,764        5,893          5,802        5,727
                                                                    --------------------------------------------------------------
     Total liabilities and shareholders' equity                      $72,440     $71,733      $75,707        $75,266      $75,343
                                                                    --------------------------------------------------------------
COMMON SHAREHOLDERS' EQUITY                                           $5,750      $5,747       $5,875         $5,784       $5,660
- ----------------------------------------------------------------------------------------------------------------------------------

                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                       Page 13
Asset Quality Data


ALLOWANCE FOR CREDIT LOSSES
Three months ended                                   June 30    March 31  December 31   September 30      June 30       March 31
In millions                                             1996        1996         1995           1995         1995           1995
- ----------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                     $1,225      $1,259       $1,285        $1,300        $1,318         $1,352
Charge-offs
   Consumer                                              (38)        (39)         (36)          (23)          (27)           (23)
   Commercial                                            (17)        (10)         (29)          (11)          (14)           (30)
   Other                                                  (3)         (6)         (12)          (14)          (12)            (9)
                                                       -----------------------------------------------------------------------------
     Total loans charged off                             (58)        (55)         (77)          (48)          (53)           (62)
Recoveries
   Consumer                                               12           9            9            10            12             10
   Commercial                                              6           9            8            14            14             13
   Other                                                   4           3            5             7             1              3
                                                     -----------------------------------------------------------------------------
     Total recoveries                                     22          21           22            31            27             26
                                                     -----------------------------------------------------------------------------
     Net charge-offs                                     (36)        (34)         (55)          (17)          (26)           (36)
Provision for credit losses                                                         1             2             2              1
Acquisitions                                                                       28                           6              1
                                                     -----------------------------------------------------------------------------
   Ending balance                                     $1,189      $1,225       $1,259        $1,285        $1,300         $1,318
- ----------------------------------------------------------------------------------------------------------------------------------


NONPERFORMING ASSETS
                                                                 June 30     March 31   December 31   September 30       June 30
In millions                                                         1996         1996          1995           1995          1995
- ----------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                       $169         $141          $118          $126           $148
   Commercial real estate
     Commercial mortgage                                             127          116           108           109            113
     Real estate project                                              30           40            45            89            103
   Consumer                                                            6            7            10            17             14
   Residential mortgage                                               46           51            54            55             54
                                                                ------------------------------------------------------------------
     Total nonaccrual loans                                          378          355           335           396            432
Restructured loans                                                     3           17            23            45             45
                                                                ------------------------------------------------------------------
     Total nonperforming loans                                       381          372           358           441            477
Foreclosed assets
   Commercial real estate                                             85           98           105           115            119
   Residential                                                        21           26            24            25             26
   Other                                                              22           44            49            50             51
                                                                ------------------------------------------------------------------
     Total foreclosed assets                                         128          168           178           190            196
                                                                ------------------------------------------------------------------
     Total nonperforming assets                                     $509         $540          $536          $631           $673
- ----------------------------------------------------------------------------------------------------------------------------------


LOAN PORTFOLIO
Period ended                                                     June 30     March 31   December 31   September 30       June 30
In millions                                                         1996         1996          1995           1995          1995
- ----------------------------------------------------------------------------------------------------------------------------------
Consumer                                                         $13,178      $13,566       $13,539       $11,954        $11,930
Residential mortgage                                              12,139       11,620        11,689        11,444         10,999
Commercial                                                        17,296       16,950        16,812        15,789         16,010
Commercial real estate
   Commercial mortgage                                             2,644        2,737         2,775         2,799          2,838
   Real estate project                                             2,193        2,137         2,139         2,261          2,233
Other                                                              2,131        2,170         2,102         2,044          1,874
                                                                ------------------------------------------------------------------
   Total loans                                                    49,581       49,180        49,056        46,291         45,884
   Unearned income                                                  (358)        (380)         (403)         (390)          (393)
                                                                ------------------------------------------------------------------
   Loans, net of unearned income                                 $49,223      $48,800       $48,653       $45,901        $45,491
- ----------------------------------------------------------------------------------------------------------------------------------